As filed with the Securities and Exchange Commission on April 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Houghton Mifflin Harcourt Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2731	27-1566372
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

222 Berkeley Street

Boston, MA 02116

(617) 351-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William F. Bayers, Esq.

Executive Vice President, Secretary and General Counsel

Houghton Mifflin Harcourt Company

222 Berkeley Street

Boston, MA 02116

(617) 351-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	102,104,801	$23.61	$2,410,694,351.61	$280,122.68

(1)	This Registration Statement also relates to an indeterminate number of additional shares of common stock to be issued as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low sale prices for the common stock of the registrant reported by the NASDAQ Global Select Market on April 28, 2015.
(3)	Such registration fee was previously paid in connection with the registration of certain shares of the registrant’s common stock (the “Previously Registered Shares”) under the Registration Statement on Form S-1 (File No. 333-194862) originally filed with the Securities and Exchange Commission on March 28, 2014 and amended by the pre-effective amendment thereto on May 8, 2014 (as amended, the “Prior Registration Statement”). Shares registered under the Prior Registration Statement and not registered hereunder remain unsold, are no longer subject to registration rights or were disposed of in a manner other than pursuant to the Prior Registration Statement. Accordingly, pursuant to Rule 457(p) under the Securities Act, the registration fee of $291,782.00, relating to the Previously Registered Shares under the Prior Registration Statement, is being applied to offset the entire registration fee for the common stock registered under this Registration Statement. The offering of the Previously Registered Shares under the Prior Registration Statement will be deemed terminated as of the date hereof.

102,104,801

Shares

Houghton Mifflin Harcourt Company

COMMON STOCK

This prospectus relates to the resale of up to an aggregate of 102,104,801 shares of common stock of Houghton Mifflin Harcourt Company by the selling stockholders (which term as used in this prospectus includes pledgees, donees, transferees or other successors-in-interest) identified in this prospectus. Pursuant to this prospectus, the selling stockholders are permitted to offer shares of our common stock from time to time, if and to the extent as they may determine, through public or private transactions or through other means described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares through agents they select or through underwriters and dealers they select. The selling stockholders also may sell shares directly to investors.

If the selling stockholders use agents, underwriters or dealers to sell the shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required.

Houghton Mifflin Harcourt Company is registering the offer and sale of the shares of its common stock hereunder pursuant to the investor rights agreement, dated June 22, 2012, between the Company and certain of its stockholders (the “Investor Rights Agreement”).

The selling stockholders identified in this prospectus are offering all of the shares of common stock under this prospectus. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “HMHC.” On April 29, 2015, the last reported sale price of the shares of our common stock as reported on NASDAQ was $23.24 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2014 to read about risks you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated April 30, 2015

We and the selling stockholders have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus or any free writing prospectus prepared by us or on our behalf or to which we have referred you. We can take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

As used in this prospectus, the terms “we,” “us,” “our,” “HMH” and the “Company” refer to Houghton Mifflin Harcourt Company, formerly known as HMH Holdings (Delaware), Inc., and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

TRADEMARKS

This prospectus and the documents incorporated by reference herein contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

STATEMENT REGARDING INDUSTRY AND MARKET DATA

We obtained the market, industry and competitive position data contained in or incorporated by reference into this prospectus from our own internal data and estimates and a variety of third-party sources, including independent industry publications, government publications, reports by market research firms or other published independent sources. The third-party sources include: The Condition of Education 2013, dated May 2013, by the National Center for Education Statistics (“NCES”); Digest of Education Statistics, 2011, dated May 2012, by the NCES; Public Elementary and Secondary School Student Enrollment and Staff Counts From the Common Core of Data: School Year 2010-11, dated April 2012, by the NCES; Projections of Education Statistics to 2021 (Fortieth Edition), dated January 2013, by the NCES; American Revolution 2.0: How Education Innovation is Going to Revitalize America and Transform the U.S. Economy, dated July 4, 2012, by GSV Asset Management; Statistical Abstract of the United States: 2012, dated January 2013, by the U.S. Census Bureau; Early Learning: America’s Middle Class Promise Begins Early, by the U.S. Department of Education; Evaluation of Evidence- Based Practices in Online Learning: A Meta-Analysis and Review of Online Learning Studies, dated September 2010, by the U.S. Department of Education; Florida instructional materials adoption schedule for adoption years 2011-2012 through 2016-2017, by the Florida Department of Education; Curriculum Frameworks: Mathematics, by the California Department of Education; Instructional Materials 2013-2014 Adoption Bulletin, by the Texas Education Agency; Instructional Materials Adoption, by the Association of American Publishers; Population & Development: Global Population Patterns and Trends, by the United Nations Educational, Scientific and Cultural Organization (UNESCO); School enrollment, preprimary (% gross), by the World Bank, with data from the UNESCO Institute for Statistics; A Study on the Effects of Houghton Mifflin Harcourt’s Journeys Program: Year 2 Final Report, dated October 2013, by Miriam Resendez and Dr. Mariam Azin; and State Pre-K Funding: 2014-2015 Fiscal Year, dated January 2015, by Bruce Atchinson and Emily Workman. We believe that each of these third-party sources is reliable. Our internal data and estimates, which we believe are true and accurate, are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.

ii

PROSPECTUS SUMMARY

This summary highlights the more detailed information contained or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus carefully, including the documents incorporated by reference herein, before making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Company Overview

We are a global learning company, specializing in education solutions across a variety of media. We deliver content, services and technology to both educational institutions and consumers, reaching over 50 million students in more than 150 countries worldwide. In the United States, we are the leading provider of Kindergarten through 12th grade (K-12) educational content by market share. We believe that nearly every current K-12 student in the United States has utilized our content during the course of his or her education. As a result, we believe that we have an established reputation with students and educators that is difficult for others to replicate and that positions us to also provide content and services that serve their learning needs beyond the classroom. We believe our long-standing reputation and well-known brands enable us to capitalize on consumer and digital trends in the education market through our existing and developing channels. Furthermore, since 1832, we have published trade and reference materials, including adult and children’s fiction and non-fiction books that have won industry awards such as the Pulitzer Prize, Newbery and Caldecott medals and National Book Award, all of which we believe are widely known.

For a description of our business, financial condition, results of operations and other important information regarding Houghton Mifflin Harcourt Company, we refer you to our filings with the Securities and Exchange Commission (“SEC”) incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Houghton Mifflin Harcourt Company, formerly known as HMH Holdings (Delaware), Inc., was incorporated under the laws of the State of Delaware on March 5, 2010. Our principal executive offices are located at 222 Berkeley Street, Boston, Massachusetts 02116. Our telephone number is (617) 351-5000. Our website is www.hmhco.com. The information contained on our website, or any other website that is referred to in this prospectus, does not constitute a part of this prospectus and is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

THE OFFERING

Common stock offered by us:	We are not selling any shares of common stock pursuant to this prospectus.

Common stock offered by the selling stockholders:	Up to 102,104,801 shares of common stock.

Common stock outstanding as of April 24, 2015:	143,329,477 shares of common stock.

Use of proceeds:	The selling stockholders will receive all of the proceeds from the sale of the common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.

Dividend policy:	We have not paid any dividends on our common stock. We do not intend to declare or pay any cash dividends on our common stock for the foreseeable future.

Listing:	Our common stock is listed on the NASDAQ Global Select Market under the symbol “HMHC.”

Except as otherwise indicated, all information in this prospectus regarding the number of shares of common stock outstanding excludes 10,520,795 shares issuable pursuant to the HMH Holdings (Delaware), Inc. 2012 Management Incentive Plan (the “MIP”) as of March 31, 2015, including 10,197,851 shares that are subject to options granted pursuant to the MIP as of March 31, 2015 at a weighted average exercise price of $13.43 per share and 322,944 restricted stock units outstanding as of March 31, 2015, and excludes 7,368,422 shares of common stock that we may issue upon exercise of outstanding warrants as of March 31, 2015, with a weighted average exercise price of $21.14 per share.

Except as otherwise indicated, all information in this prospectus gives effect to a 2-for-1 stock split that occurred on October 22, 2013.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information set forth in this prospectus or incorporated herein by reference, before deciding whether to invest in our common stock. In addition to those listed below and elsewhere in this prospectus, you should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus. If any of these risks actually occurs, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock would likely decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Common Stock

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

The market price for our common stock may be volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

•	changes in economic trends or the continuation of current economic conditions;

•	changes in state and local education funding and/or related programs, legislation and procurement processes;

•	changes in schools’ curriculum programs in various states;

•	changes in consumer demand for, and acceptance of, our publications;

•	industry cycles and trends;

•	changes in laws or regulations governing our business and operations;

•	changes in technology and the digitalization of content;

•	the sustainability of an active trading market for our common stock; and

•	future sales of our common stock by our stockholders.

These and other factors may lower the market price of our common stock, regardless of our actual operating performance. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, including other publishing and education companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

If securities or industry analysts cease to publish research or publish inaccurate or unfavorable research about us or our business, our share price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about us or our business, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our share price and trading volume to decline.

We do not expect to pay any cash dividends for the foreseeable future.

We currently expect to retain all our future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our common stock for the foreseeable future. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements, including the credit agreements governing our term loan facility and revolving credit facility, and other factors deemed relevant by our board of directors. As a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under future indebtedness that we or they may incur. In addition, Delaware law may impose requirements that may restrict our ability to pay dividends to holders of our common stock. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

We incur increased costs as a result of being a publicly traded corporation.

We have a limited history operating as a publicly traded corporation. We incur significant additional legal, accounting, reporting and other expenses as a result of having publicly traded common stock, including, but not limited to, increased costs related to auditor fees, legal fees, directors’ fees, directors and officers insurance, investor relations and various other costs. We also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as rules implemented by the Securities and Exchange Commission (the “SEC”) and NASDAQ. Moreover, the additional demands associated with being a public company may disrupt regular operations of our business by diverting the attention of some of our senior management team away from revenue producing activities.

Failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting, which could harm our business and cause a decline in the price of our common stock.

Maintaining effective internal control over financial reporting is necessary for us to produce reliable financial reports and is important in helping to prevent financial fraud. If we are unable to maintain adequate internal controls, our business and operating results could be harmed. The requirements of Section 404 of the Sarbanes-Oxley Act and the related rules of the SEC require, among other things, our management to assess annually the effectiveness of our internal control over financial reporting. In addition to our report on internal control over financial reporting, our independent registered public accounting firm is required to issue a report on our internal control over financial reporting in connection with our Annual Reports on Form 10-K. In the future, we may identify deficiencies that we may be unable to remedy before the requisite deadline for those reports. Any failure to remediate material weaknesses noted by us or our independent registered public accounting firm or to implement required new or improved controls or difficulties encountered in their implementation could cause us to fail to meet our reporting obligation or result in material misstatements in our financial statements. If our management or our independent registered public accounting firm were to conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information, and the trading price of our common stock could decrease significantly. Failure to comply with Section 404 of the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or other regulatory authorities. The accompanying loss of public confidence could harm our business and cause a decline in the price of our common stock.

As a holding company, our only material assets will be our equity interests in our operating subsidiaries, and our principal source of revenue and cash flow will be distributions from such subsidiaries, which may be limited by law and/or contract in making such distributions.

As a holding company, our principal source of revenue and cash flow will be distributions from our subsidiaries. Therefore, our ability to carry out our business plan, to fund and conduct our business, service our debt and pay dividends (if any) in the future will depend on the ability of our subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions to us. Our subsidiaries are separate legal entities, and although they may be wholly owned or controlled by us, they have no obligation to make any funds available to us, whether in the form of loans, dividends or otherwise. The ability of our subsidiaries to distribute cash to us may also be subject to, among other things, future restrictions that are contained in our subsidiaries’ agreements (as entered into from time to time), availability of sufficient funds in such subsidiaries and applicable laws and regulatory restrictions. Claims of creditors of our subsidiaries generally will have priority as to the assets of such subsidiaries over our claims and claims of our creditors and stockholders. To the extent the ability of our subsidiaries to distribute dividends or other payments to us could be limited in any way, this could materially limit our ability to fund and conduct our business, service our debt and pay dividends (if any).

Provisions in our organizational documents may delay or prevent our acquisition by a third party.

Our amended and restated certificate of incorporation and our amended and restated by-laws contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board of directors. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock. These provisions include, among others:

•	our board of directors’ ability to issue, from time to time, one or more classes of preferred stock and, with respect to each such class, to fix the terms thereof by resolution;

•	provisions relating to the appointment of directors upon an increase in the number of directors or vacancy on our board of directors;

•	provisions requiring stockholders to hold at least 50.1% of our outstanding common stock in the aggregate to request special meetings and restricting the ability of stockholders to bring proposals before meetings;

•	provisions that provide that the doctrine of “corporate opportunity” will not apply with respect to the Company, to any of our stockholders or directors, other than any stockholder or director that is an employee, consultant or officer of ours; and

•	provisions that set forth advance notice procedures for stockholders’ nominations of directors and proposals for consideration at meetings of stockholders.

These provisions of our amended and restated certificate of incorporation and amended and restated by-laws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for our common stock in the future, which could reduce the market price of our common stock. For more information, see “Description of Capital Stock.”

Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” will not apply to us or to any of our stockholders or directors, except in limited circumstances, which may adversely affect our business or prospects.

Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” will not apply with respect to the Company, to any of our stockholders or directors, other than any stockholder or director that is an employee, consultant or officer of ours. The doctrine of corporate opportunity generally provides that a corporate fiduciary may not develop an opportunity using corporate resources, acquire an interest adverse to that of the corporation or acquire property that is reasonably incident to the present or prospective business of the corporation or in which the corporation has a present or expectancy interest, unless that opportunity is first presented to the corporation and the corporation chooses not to pursue that opportunity. The doctrine of corporate opportunity is intended to preclude officers or directors from personally benefiting from opportunities that belong to the corporation. The Company has renounced any prospective corporate opportunity so that our stockholders and directors, other than those that are employees, consultants or officers of ours, and their respective representatives have no duty to communicate or present corporate opportunities to us and have the right to either hold any corporate opportunity for its (and its representatives’) own account and benefit or to recommend, assign or otherwise transfer such corporate opportunity to persons other than the Company. As a result, our stockholders, directors and their respective affiliates will not be prohibited from investing in competing businesses or doing business with our customers. Therefore, we may be in competition with our stockholders, directors or their respective affiliates, and we may not have knowledge of, or be able to pursue, a transaction that could potentially be beneficial to us. Accordingly, we may lose a corporate opportunity or suffer competitive harm, which could negatively impact our business or prospects.

Any offering may cause or contribute to an “ownership change” of the Company for U.S. federal income tax purposes, which may result in limitations on the Company’s use of certain tax attributes.

The sale of shares of our common stock in any offering may cause or contribute to an “ownership change” of the Company for U.S. federal income tax purposes. If the Company undergoes an ownership change, the Company may be limited in its ability to use certain tax attributes, including its net operating losses, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company has certain significant tax attributes (other than net operating losses) and expects that these tax attributes will not be subject to any limitation as a result of any potential ownership change.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement that we may issue and the documents incorporated by reference include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will” or “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in or incorporated by reference into this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	changes in state and local education funding and/or related programs, legislation and procurement processes;

•	adverse or worsening economic trends or the continuation of current economic conditions;

•	changes in consumer demand for, and acceptance of, our products;

•	changes in competitive factors;

•	offerings by technology companies that compete with our products;

•	industry cycles and trends;

•	conditions and/or changes in the publishing industry;

•	changes or the loss of our key third-party print vendors;

•	restrictions under agreements governing our outstanding indebtedness;

•	changes in laws or regulations governing our business and operations;

•	changes or failures in the information technology systems we use;

•	demographic trends;

•	uncertainty surrounding our ability to enforce our intellectual property rights;

•	inability to retain management or hire employees;

•	impact of potential impairment of goodwill and other intangibles in a challenging economy;

•	decline or volatility of our stock price regardless of our operating performance;

•	provisions in our organizational documents may delay or prevent our acquisition by a third party; and

•	any offering may cause or contribute to an “ownership change” of the Company for U.S. federal income tax purposes, which may result in limitations on the Company’s use of certain tax attributes.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. We urge you to read this entire prospectus carefully, including the information incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, for a more complete discussion of the factors that could affect our future performance and the industry in which we operate. In light of these risks, uncertainties and assumptions, the forward-looking events described in this prospectus or incorporated herein by reference may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in or incorporated by reference into this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock that may be sold from time to time. The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered from time to time under this prospectus. We have agreed to pay certain expenses of the selling stockholders incurred in connection with the sale of common stock from time to time, including the underwriters’ discounts and commissions for the first underwritten demand registration or underwritten shelf takedown by stockholders under this prospectus, as well as other offering expenses.

SELLING STOCKHOLDERS

The following table and accompanying footnotes set forth, as of April 24, 2015, information regarding the beneficial ownership of the outstanding shares of our common stock by all selling stockholders.

Beneficial ownership has been determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Shares of common stock subject to currently exercisable and convertible securities currently convertible, or exercisable or convertible within 60 days after the date of this prospectus, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

Each entity or group shown on the table has furnished information with respect to beneficial ownership, which has been updated on the basis of public filings of such stockholders, to the extent applicable.

	Ownership Before Offering		Ownership After Offering (1)
	Number of Shares of Common Stock Beneficially Owned	Number of Shares Offered	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Selling Stockholders:
Anchorage Funds (2)	21,839,380	21,839,380	—	—
Avenue Capital Management II, L.P. (3)	5,738,103	5,738,103	—	—
Blackrock Funds (4)	10,773,470	9,214,156	1,559,314	1.09%
Contrarian Funds (5)	3,178,732	3,178,732	—	—
Credit Suisse Securities (USA), LLC (6)	3,112,035	3,112,035	—	—
Guggenheim Funds (7)	5,087,977	5,087,977	—	—
Knighthead Funds (8)	3,050,596	3,050,596	—	—
Lehman Commercial Paper Inc. (9)	510,586	510,586	—	—
LeverageSource IV, LLC (10)	4,086,146	4,086,146	—	—
Morgan Stanley & Co. LLC (11)	4,430,071	3,162,752	1,267,319	*
MSD Credit Opportunity Master Fund, L.P. (12)	2,002,180	2,002,180	—	—
Oak Hill Funds (13)	4,642,882	4,642,882	—	—
Paulson & Co. Inc. (14)	32,312,552	32,312,552	—	—
Silver Point Funds (15)	2,870,217	2,621,428	248,789	*
TOP Fund II, LLC (16)	1,545,296	1,545,296	—	—

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)	Represents the amounts of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that: (a) all shares registered for sale by the registration statement of which this prospectus is a part will be sold by or on behalf of the selling stockholders; and (b) no other shares of our common stock will be acquired prior to completion of this offering by the selling stockholders. The selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144 promulgated thereunder or any successor rule. To our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(2)	Includes 449,506 shares of common stock underlying warrants that are currently exercisable. Anchorage Capital Group LLC (“ACG”) is the investment advisor to each of Anchorage Capital Master Offshore, Ltd., Anchorage Illiquid Opportunities Offshore Master II, L.P., ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P., Anchorage Illiquid Opportunities Offshore Master, L.P., GRF Master Fund II, L.P. and PCI Fund LLC (collectively, the “Anchorage Funds”). Anchorage Advisors Management LLC (“Anchorage Management”) is the sole managing member of ACG. Mr. Anthony Davis is the president of ACG and a managing member of Anchorage Management. Mr. Kevin Ulrich is the chief executive officer of ACG and the senior managing member of Anchorage Management. The mailing address of each of the Anchorage Funds is 610 Broadway, 6th Floor, New York, NY 10012.
(3)	Amount of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2015 by Avenue Capital Management II, L.P. (“Avenue Advisor”). Avenue Advisor is the investment advisor or manager to several investment funds that own the shares of our common stock listed above (the “Avenue Funds”). Avenue Capital Management II GenPar, L.L.C. (“ACM GenPar”) is the general partner of Avenue Advisor. Marc Lasry and Sonia Gardner are the managing members of ACM GenPar. Each of Avenue Advisor, ACM GenPar, Mr. Lasry and Ms. Gardner may be deemed to have voting and investment power over the shares and be beneficial owners of the shares. The pecuniary interest of all shares of the Company’s common stock reported in this row is owned by the Avenue Funds. Avenue Advisor, ACM GenPar and Mr. Lasry disclaim any beneficial ownership. The mailing address for the Avenue Funds is c/o Avenue Capital Management II, L.P., 399 Park Avenue 6th Floor, New York, NY 10022.
(4)	Amount of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on January 26, 2015 by BlackRock, Inc. Includes 674,582 shares of common stock underlying warrants that are currently exercisable. Blackrock, Inc. is the ultimate parent holding company of Blackrock Financial Management, Inc. Blackrock Financial Management, Inc. is the Manager of Blackrock Credit Investors Master Fund LP, the Investment Manager of R3 Capital Partners Master, L.P. and Blackrock Credit Investors Master Fund SPV LP, the Investment Advisor of each of Blackrock Fixed Income Portable Alpha Master Series Trust, MET INVESTORS SERIES TRUST BLACKROCK HIGH YIELD PORTFOLIO, The OBSIDIAN Master Fund, VALUE CREDIT PARTNERS, LP and Value Credit Partners (Offshore) Master, L.P., and the Sub-Advisor of each of Blackrock Corporate High Yield Fund VI Inc., Blackrock Debt Strategies Fund Inc., Blackrock Defined Opportunity Credit Trust, Blackrock Floating Rate Income Strategies Fund Inc., Blackrock Floating Rate Income Trust, Blackrock Funds II Blackrock Floating Rate Income Port, Blackrock Funds II High Yield Bond Portfolio, Blackrock Global Investment Series Income Strategies Portfolio, Blackrock Limited Duration Income Trust and Blackrock Senior Floating Rate Portfolio (collectively, the “Blackrock Funds”). On behalf of Blackrock Financial Management, Inc., James Keenan, as a Managing Director of Blackrock Financial Management, Inc., has voting and investment power over the securities held by each of the Blackrock Funds. James Keenan expressly disclaims beneficial ownership of all shares held by each of the Blackrock Funds. The mailing address for each of the Blackrock Funds is c/o BlackRock Financial Management, Inc. – Leveraged Finance Group, 55 East 52nd Street, New York, NY 10055.
(5)	Jon Bauer is the managing member of Contrarian Capital Management, L.L.C., which is the managing member of each of CCM Pension-A, L.L.C., CCM Pension-B, L.L.C. and CCM Pension-C, L.L.C., the investment manager of each of Contrarian Advantage Master Fund I Limited, Contrarian Capital Fund I, L.P., Contrarian Capital Senior Secured, L.P. and Contrarian Capital Trade Claims, L.P., the non-member manager of Contrarian Funds, L.L.C. and the investment adviser of Permal Contrarian Fund I Ltd (collectively, the “Contrarian Funds”), and as such, may be deemed to have sole voting and dispositive power over the shares held by the Contrarian Funds and/or investment control over the Contrarian Funds. The mailing address for each of the Contrarian Funds is 411 West Putnam Avenue, Suite 425, Greenwich, CT 06830.
(6)	Includes 260,966 shares of common stock underlying warrants that are currently exercisable. Jonathan Satran, Tad Bender and Adam Furchheimer have shared voting and investment power over the shares held by Credit Suisse Securities (USA), LLC. The mailing address for Credit Suisse Securities (USA), LLC is 11 Madison Ave, New York, NY 11050.

(7)	Includes 1,002,564 shares of common stock underlying warrants that are currently exercisable. Guggenheim Partners Investment Management, LLC has investment discretion over the shares held by each of CNI Charter High Yield Bond Fund, Copper River CLO Ltd., Guggenheim Life and Annuity Company, High Yield Loan Plus Master Segregated Portfolio, Indiana University Health, Inc., Kennecott Funding Ltd., Master Segregated Portfolio B, Midland National Life Insurance Company, Minerva Holdings LLC, NZCG Funding Ltd., Principal Fund, Inc.—Global Diversified Income Fund, Sands Point Funding Ltd., SEI Institutional Investments Trust—High Yield Bond Fund, SEI Institutional Managed Trust—High Yield Bond Fund, U.S. High Yield Bond Fund and Wilshire Institutional Master Fund SPC—Guggenheim Alpha Segregated Portfolio (collectively, the “Guggenheim Funds”). B. Scott Minerd is the CIO of Guggenheim Partners Investment Management, LLC and as such may be deemed to have voting and dispositive power over the shares held by the Guggenheim Funds. B. Scott Minerd disclaims beneficial ownership of these shares. The mailing address of each of the Guggenheim Funds is c/o Guggenheim Partners, 330 Madison Ave, 10th Floor, New York, NY 10017.
(8)	Includes 106,150 shares of common stock underlying warrants that are currently exercisable. Knighthead Capital Management, LLC (“KCM”) is the investment manager for each of Knighthead Master Fund, LP and LMA SPC for and on behalf of MAP84 Segregated Portfolio (together, the “Knighthead Funds”) and may be deemed to have voting and dispositive power over the shares held by each of the Knighthead Funds and/or investment control over each of the Knighthead Funds. Thomas Wagner and Ara Cohen are managing members of KCM, and Laura Torrado is the general counsel to KCM, and as such may be deemed to have voting and dispositive power over the shares held by each of the Knighthead Funds. Thomas Wagner, Ara Cohen and Laura Torrado disclaim beneficial ownership of these shares. The mailing address for each of the Knighthead Funds is c/o Knighthead Capital Management, LLC, 1140 Avenue of the Americas, 12th Floor, New York, NY 10036.
(9)	Consists of 510,586 shares of common stock underlying warrants that are currently exercisable. Lehman Commercial Paper Inc. (“LCPI”) is the legal owner of 254,410 warrants exercisable for 508,820 shares of common stock, but is the beneficial owner of only 229,656 warrants exercisable for 459,312 shares of common stock. Lehman Brothers Special Financing (“LBSF”) is the beneficial owner of 24,754 warrants exercisable for 49,508 shares of common stock, under LCPI. Woodlands Commercial Corporation (“Woodlands”) is the beneficial owner of 883 warrants exercisable for 1,766 shares of common stock. The board of directors for LCPI and Lehman Brothers Holdings Inc. (“LBHI”) exercise investment control over the shares held by LCPI. The board of directors for LBSF and LBHI exercise investment control over the shares held by LBSF. The board of directors for Woodlands exercises investment control over the shares held by Woodlands. Thomas Knott, Frederick Arnold and Michael Schmertzler are members of the board of directors for LCPI. Ronald Tanemura, David Pauker and Ken Grossman are members of the board of directors for LBSF. Frederick Arnold, Robert Gifford, Thomas Knott, Sean Mahoney, David Pauker, Ronald Tanemura and Owen Thomas are members of the board of directors for LBHI. Clifford Feibus and Jeffry Ciongoli are members of the board of directors of Woodlands. The mailing address for LCPI, LBSF and Woodlands is 1271 Avenue of the Americas, 40th Floor, New York, NY 10020.
(10)

LeverageSource IV Holdco, LLC is the sole member of LeverageSource IV, LLC. LeverageSource Holdings, L.P. with respect to Series IV is the sole member of LeverageSource IV Holdco, LLC. LeverageSource Holdings GP, LLC is the general partner of LeverageSource Holdings, L.P. with respect to Series IV. LeverageSource, L.P. is the sole member of LeverageSource Holdings GP, LLC. Advisors VI (EH), L.P. and Advisors VII (EH), L.P. are the general partners of LeverageSource, L.P. Apollo Advisors VI (EH-GP), Ltd. is the general partner of Advisors VI (EH), L.P. Apollo Advisors VII (EH GP), Ltd. is the general partner of Advisors VII (EH), L.P. Apollo Principal Holdings III, L.P. is the sole shareholder of Advisors VI (EH), L.P. and Advisors VII (EH), L.P. Apollo Principal Holdings III GP, Ltd. is the general partner of Apollo Principal Holdings III, L.P. Leon D. Black,

Joshua Harris and Marc Rowan are the directors of Apollo Principal Holdings III GP, Ltd., and as such may be deemed to control the securities held by LeverageSource IV, LLC. The mailing address of LeverageSource IV, LLC is One Manhattanville Road, Suite 201, Purchase, NY 10577.
(11)	Includes 7,140 shares of common stock underlying warrants that are currently exercisable. Adam Savarese is a Managing Director of the business unit at Morgan Stanley & Co. LLC that holds the shares in the ordinary course of its business and as such may be deemed to have voting and dispositive power over the shares held by Morgan Stanley & Co. LLC. Adam Savarese disclaims beneficial ownership of these shares. Morgan Stanley & Co. LLC, a registered broker-dealer, is a subsidiary of Morgan Stanley, a widely held reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The mailing address for Morgan Stanley & Co. LLC is 1585 Broadway, 2nd Floor, New York, NY 10036.
(12)	MSDC Management, L.P. is the investment manager of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by, MSD Credit Opportunity Master Fund, L.P. MSDC Management (GP), LLC is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by, MSDC Management, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of MSDC Management (GP), LLC and may be deemed to have or share voting and/or dispositive power over, and beneficially own, the common stock beneficially owned by MSDC Management (GP), LLC. Each of Mr. Fuhrman, Mr. Phelan and Mr. Lisker disclaim beneficial ownership of such common stock, except to the extent of the pecuniary interest of such person in such shares. The mailing address for MSD Credit Opportunity Master Fund, L.P. is c/o MSDC Management, L.P., 645 Fifth Avenue, 21st Floor, New York, NY 10022.
(13)	Oak Hill Advisors, L.P. is the investment advisor for each of Lerner Enterprises LLC, OHA Asia Customized Credit Fund, L.P., OHA Strategic Credit Master Fund II, L.P., OHA Strategic Credit Master Fund, L.P., and Master SIF SICAV-SIF (collectively, the “Oak Hill Funds”). Glenn August and Robert Okun have dispositive power and investment control over the shares beneficially owned by each of the Oak Hill Funds. The mailing address for each of the Oak Hill Funds is 1114 Avenue of the Americas, 27th Floor, New York, NY 10036.
(14)	Includes 1,399,994 shares of common stock underlying warrants that are currently exercisable. Paulson & Co. Inc. (“Paulson”), an investment advisor that is registered under the Investment Advisers Act of 1940, furnishes investment advice to and manages onshore and offshore pooled investment vehicles and to separately managed accounts (collectively, such pooled investment vehicles and accounts are referred to in this prospectus as the “Paulson Funds”). John Paulson is the President and sole Director of Paulson. In its role as investment advisor or manager, Paulson possesses voting and investment power over the shares of our common stock listed above that are owned by the Paulson Funds. The pecuniary interest of all shares of our common stock reported in this row is owned by the Paulson Funds. Except for the purpose of determining beneficial ownership under Section 13(d) of the Exchange Act, Paulson disclaims beneficial ownership of all shares of common stock reported in this prospectus as being owned by the Paulson Funds. The address for the Paulson Funds is c/o Paulson & Co. Inc., 1251 Avenue of the Americas, NY, NY 10020.
(15)	Silver Point Capital, L.P. (“Silver Point”) is the investment manager of both Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Master Fund, L.P. (together, the “Silver Point Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all the reported securities held by each of the Silver Point Funds. Silver Point Capital Management, LLC (“Silver Point Management”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all securities held by each of the Silver Point Funds. Messrs. Edward A. Mule and Robert J. O’Shea are each members of Silver Point Management and as a result may be deemed to be the beneficial owner of all of the securities held by each of the Silver Point Funds. The mailing address for each of the Silver Point Funds is 2 Greenwich Plz, Greenwich, CT 06830.
(16)	TPG Opportunities II Management, LLC, which is indirectly controlled by David Bonderman and James G. Coulter, has sole voting and dispositive power over the shares held by TOP Fund II, LLC and/or investment control over TOP Fund II, LLC. The mailing address for TOP Fund II, LLC is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

Relationships with Selling Stockholders

Director Nomination Agreement

We are party to Amended and Restated Director Nomination Agreement, dated as of August 2, 2013 (the “Director Nomination Agreement”) with Paulson. Under the Director Nomination Agreement, Paulson has the right to nominate a director to our Board (the “Holder Director”). Paulson’s right to nominate the Holder Director to our Board will continue so long as Paulson holds at least 15% of our issued and outstanding common stock. The current Holder Director is Mr. Sheru Chowdhry.

Under the Director Nomination Agreement, we have agreed to take all actions reasonably necessary to ensure that Paulson’s nominee is included in the Board’s slate of nominees for each election of directors, the nominee is included in our proxy statement for each stockholder meeting to elect directors and each replacement nominee is elected by our Board to fill a vacancy created by the Holder Director or as a replacement. If requested by Paulson, we have also agreed to cause the Holder Director to be designated as a member of each committee of our Board unless the designation would violate legal restrictions or the rules and regulations of the national securities exchange on which our common stock is listed. If the Holder Director is not Mr. Chowdhry, the nominee must be selected in consultation with our Nominating, Ethics and Governance Committee. Under the Director Nomination Agreement, if Paulson transfers at least 15% of our issued and outstanding common stock to a transferee, the nominating rights with respect to the Holder Director (and any successor in the event of a vacancy) may be assigned to that transferee, subject to our consent (which may not be unreasonably withheld) but may not be assigned to any subsequent transferees.

Investor Rights Agreement

In connection with our restructuring, on June 22, 2012, we entered into the Investor Rights Agreement with our new stockholders. The Investor Rights Agreement contains, among others, provisions granting our stockholders party thereto from time to time certain registration rights as described in further detail below and provisions related to confidentiality, holdback agreements and our public reporting obligations.

The Investor Rights Agreement provides our stockholders party thereto from time to time with certain registration rights.

Under the Investor Rights Agreement, we are required to use commercially reasonable efforts to file and cause to become effective, a shelf registration statement (on Form S-3 if permitted) for the benefit of all stockholders party to the Investor Rights Agreement, and any individual holder or holders of 15% or more of our outstanding common stock can demand an unlimited number of “shelf takedowns,” so long as the total offering size is reasonably expected to exceed $100 million.

Each holder or group of holders who owns at least 15% of our outstanding common stock has: (i) one Form S-1 demand registration right per annum, which may be conducted in an underwritten offering, as long as the total offering size is reasonably expected to exceed $100 million; and (ii) unlimited Form S-3 demand registration rights, which may be conducted in underwritten offerings, as long as the total offering size is reasonably expected to exceed $100 million, each subject to customary cutback provisions.

Each stockholder party to the Investor Rights Agreement has unlimited piggyback registration rights with respect to underwritten offerings, subject to certain exceptions and limitations.

The foregoing registration rights are subject to certain cutback provisions and customary suspension/blackout provisions. We have agreed to pay all registration expenses under the Investor Rights Agreement, except that the selling stockholders may be responsible for their pro rata shares of underwriters’ fees, commissions and discounts (subject to the exception described below), stock transfer and certain legal expenses. We are required to pay certain expenses of the selling stockholders, including one firm of legal counsel for the selling stockholders, for any shelf takedown under the shelf registration statement. Under the Investor Rights Agreement, we have agreed to pay all underwriting discounts and commissions applicable to the sale of the common stock in connection with the first underwritten demand registration or shelf takedown by stockholders under the shelf registration statement.

In connection with the registrations described above, we have agreed to indemnify the stockholders against certain liabilities. The Investor Rights Agreement also contains certain holdback agreements that apply to each stockholder party to the Investor Rights Agreement. Generally, without our prior consent and subject to limited exceptions, the stockholders party to the Investor Rights Agreement have agreed that, if participating in a future shelf takedown or other underwritten public offering, they shall not publicly sell or distribute our equity securities during: (i) the seven-day period prior to the pricing of such offering; and (ii) for the 90-day period beginning on such pricing date.

The registration statement, of which this prospectus is a part, has been filed pursuant to the terms of the Investor Rights Agreement.

Broker-Dealers and Underwriters

Each selling stockholder that is a broker-dealer or an affiliate of a broker-dealer acquired its shares of common stock in the ordinary course of its business and, at the time of acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

Each of Barclays Capital Inc., Credit Suisse Securities (USA), LLC, and Morgan Stanley & Co. LLC is a registered broker-dealer and a selling stockholder. Each registered broker-dealer is an underwriter with respect to its shares of common stock to be sold from time to time pursuant to this prospectus.

Certain of the selling stockholders or their affiliates acted as underwriters in connection with our initial public offering.

Debt-for-Equity Exchange

Upon our emergence from Chapter 11 bankruptcy proceedings on June 22, 2012, holders of our prior term loan, revolving loan, and 10.5% Senior Notes were issued post-emergence shares of new common stock pursuant to the final plan of emergence on a pro rata basis. Certain of these holders of our prior term loan, revolving loan, and 10.5% Senior Notes were also equity holders prior to the consummation of the Plan and are selling stockholders under this prospectus. The amount of the gain attributable to the debt-to-equity conversion, net of elimination of fees and other charges, of $1,010.3 million, which is associated to the holders of the prior term loan, revolving loan, and 10.5% Senior Notes that were also equity holders prior to the consummation of the plan of emergence, was charged to capital in excess of par value.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our amended and restated certificate of incorporation has an authorized capital stock consisting of 380,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of April 24, 2015, we had 143,329,477 shares of common stock and no shares of preferred stock outstanding. Summarized below are material provisions of our amended and restated certificate of incorporation and amended and restated by-laws, as well as relevant sections of the Delaware General Corporation Law (the “DGCL”). The following summary is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated by-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the applicable provisions of the DGCL.

Common stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Preferred stock

We are authorized to issue up to 20,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by the DGCL and our amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock. We have no current plan to issue any shares of preferred stock.

Corporate opportunity

Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” will not apply with respect to the Company, to any of our existing stockholders or any directors of the Company who are not employees, consultants or officers of ours in a manner that would prohibit them from investing in competing businesses or doing business with our customers.

Certain certificate of incorporation, by-law and statutory provisions

The provisions of our amended and restated certificate of incorporation and amended and restated by-laws and of the DGCL summarized below may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Directors’ liability; Indemnification of directors and officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursements for expenses incurred arising under the Securities Act.

Our amended and restated certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the DGCL (relating to unlawful dividends, stock repurchases or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our amended and restated certificate of incorporation provides that we indemnify each director and the officers, employees and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware. Our amended and restated certificate of incorporation also requires us to advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

Any amendment to or repeal of these provisions will not adversely affect any right or protection of our directors in respect of any act or failure to act that occurred prior to any amendment to or repeal of such provisions or the adoption of an inconsistent provision. If the DGCL is amended to provide further limitation on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers. We also maintain director and officer liability insurance.

Special meetings of stockholders

Our amended and restated by-laws provide that special meetings of stockholders may be called only by the chairman, by a majority of the members of our board of directors or at the request of holders of 50.1% or more of our outstanding common stock. Stockholders requesting a special meeting must provide a notice to us with the proposed date, time and place of the meeting (which may not be earlier than 60 days after the date the notice is delivered to us (or 90 days in the case of special meetings called to elect one or more directors)) and the purposes for which the special meeting is being called. The stockholders requesting the special meeting must also comply with the requirements that would be applicable if the stockholders were proposing to nominate a candidate for election as a director at an annual meeting or proposing a topic for consideration at an annual meeting. Except as described above, stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting or to require that our board request the calling of a special meeting of stockholders. These provisions, taken together, will prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of the board, except at an annual meeting or under the circumstances described above.

Stockholder action; Advance notice requirements for stockholder proposals and director nominations

Our amended and restated by-laws provide that stockholders may take action by written consent if the consent is signed by holders of our outstanding shares having the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and the stockholders seeking to take the action provide us with the same information that would have been required to be provided if they were proposing to take the action at a special meeting of stockholders.

In addition, our amended and restated by-laws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our amended and restated by-laws, including, but not limited to, information with respect to the beneficial ownership of our common stock or derivative securities that have a value associated with our common stock held by the proposing stockholder and its associates and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year or for the first annual meeting following our initial public offering, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. Notwithstanding the above, in the event that the number of directors to be elected to the board at an annual meeting is increased and we do not make any public announcement naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a stockholder notice of nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered not later than the close of business on the 10th day following the day on which such public announcement is first made. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

Directors

Our board of directors currently has nine members. Each of our directors will serve for a term of one year. Directors hold office until the annual meeting of stockholders and until their successors have been duly elected and qualified. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors, upon the affirmative vote of a majority of the remaining directors then in office.

Our amended and restated certificate of incorporation and amended and restated by-laws do not provide for cumulative voting in the election of directors.

Business combinations with interested stockholders

In general, section 203 of the DGCL prevents an interested stockholder (which is defined generally as a person owning 15% or more of the corporation’s outstanding voting stock) of a Delaware corporation from engaging in a business combination (as defined therein) for three years following the date that person became an interested stockholder unless various conditions are satisfied. We have elected to opt out of the provisions of section 203. Accordingly, we will not be subject to the anti-takeover effects of section 203.

Forum for adjudication of disputes

Our amended and restated by-laws provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting breach of a fiduciary duty owed by any director, officer or other employee of the Company, any action asserting a claim arising pursuant to the DGCL or any action asserting a claim governed by the internal affairs doctrine. Although we have included a choice of forum provision in our amended and restated by-laws, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of our stockholders to seek remedies under the federal securities laws.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

National securities exchange listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “HMHC.”

PLAN OF DISTRIBUTION

We are registering common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. We have agreed to pay certain expenses of the selling stockholders incurred in connection with the sale of common stock from time to time pursuant to this prospectus, including the underwriters’ discounts and commissions for the first underwritten demand registration or shelf takedown by stockholders under this prospectus, as well as other offering expenses payable by us.

Each selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of common stock to be made directly or through agents. If any pledgee, donee, transferee or other successor to the selling stockholders named in this prospectus wishes to sell under this prospectus, we will file a prospectus supplement identifying such successors as selling stockholders.

The shares of common stock offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling stockholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the common stock. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including NASDAQ;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions that, in turn, may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

A short sale of common stock by a broker-dealer, financial institution or selling stockholder would involve the sale of such common stock that is not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of common stock, a broker-dealer, financial institution or selling stockholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the common stock to close out such short positions, the broker-dealer, financial institution or selling stockholders may consider, among other things, the price of shares available for purchase in the open market.

At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the selling stockholders, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The common stock is listed on NASDAQ under the symbol “HMHC.”

There can be no assurance that any selling stockholder will sell any or all of the common stock under this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

In the Investor Rights Agreement, we have agreed to indemnify or provide contribution to the selling stockholders against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act. In addition, we have agreed to pay substantially all of the expenses incidental to the registration of the common stock, including the payment of federal securities law and state “blue sky” registration fees, and, except for the first underwritten demand registration or shelf takedown by stockholders under this prospectus, we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of common stock.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the common stock offered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, which includes exhibits and schedules, under the Securities Act with respect to the common stock offered for sale from time to time pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us and our securities. The registration statement and its exhibits, as well as any other documents that we have filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains the registration statement and other reports, proxy and information statements and information that we will file electronically with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make these filings available on our website once they are filed with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC, or you can review these documents on the SEC’s website, as described above. In addition, we will provide electronic or paper copies of our filings free of charge upon request.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 26, 2025;

•	our Definitive Proxy Statement on Schedule 14A, filed on March 31, 2015 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014); and

•	our Current Report on Form 8-K, filed on April 24, 2015.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Houghton Mifflin Harcourt Company

222 Berkeley Street

Boston, MA 02116

Attn: Corporate Secretary

(617) 351-5000

Our Annual Report on Form 10-K, our Definitive Proxy Statement and other reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at http://www.hmhco.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

102,104,801 Shares

Houghton Mifflin Harcourt Company

COMMON STOCK

Prospectus

April 30, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following sets forth the expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the distribution of the common stock registered hereby. Other than the SEC registration fee, the amounts set forth below are estimates:

	Amount To Be Paid
SEC registration fee	$291,782	(1)
FINRA fee	225,500
Printing expenses	7,500
Legal fees and expenses	325,000
Accounting fees and expenses	25,000
Miscellaneous fees and expenses	5,000

Total	$879,782

(1)	As noted on the facing page of this Registration Statement, this amount was paid in connection with the previous filings associated with the Prior Registration Statement (File No. 333-194862).

Item 15.	Indemnification of Directors and Officers.

Directors’ liability; indemnification of directors and officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated certificate of incorporation also provides that we will indemnify and hold harmless each director and officer to the fullest extent permitted by applicable law.

The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation and amended and restated by-laws.

Section 102 of the Delaware General Corporation Law permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We maintain directors’ and officers’ liability insurance for our officers and directors.

We have entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Item 16.	Exhibits.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

2.1	Prepackaged Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code by and among Houghton Mifflin Harcourt Publishing Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers, LLC, Houghton Mifflin Holding Company, Inc., Houghton Mifflin, LLC, Houghton Mifflin Finance, Inc., Houghton Mifflin Holdings, Inc., HM Publishing Corp., Riverdeep Inc., A Limited Liability Company, Broderbund LLC, RVDP, Inc., HRW Distributors, Inc., Greenwood Publishing Group, Inc., Classroom Connect, Inc., Achieve! Data Solutions, LLC, Steck-Vaughn Publishing LLC, HMH Supplemental Publishers Inc., HMH Holdings (Delaware), Inc., Sentry Realty Corporation, Houghton Mifflin Company International, Inc., The Riverside Publishing Company, Classwell Learning Group Inc., Cognitive Concepts, Inc., Edusoft And Advanced Learning Centers, Inc. (incorporated herein by reference to Exhibit No. 2.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed September 13, 2013 (File No. 333-190356)).

2.2	Stock and Asset Purchase Agreement dated as of April 23, 2015, by and among Houghton Mifflin Harcourt Publishing Company, as Purchaser, Scholastic Corporation, as Parent Seller, and Scholastic Inc., as Seller (Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 24, 2015 (File No. 001-36166). Certain schedules and similar attachments to this Exhibit 2.2 have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the SEC upon its request.

4.1	Investor Rights Agreement, dated as of June 22, 2012, by and among HMH Holdings (Delaware), Inc. and the stockholders party thereto (incorporated herein by reference to Exhibit No. 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed September 13, 2013 (File No. 333-190356)).

4.2	Amended and Restated Director Nomination Agreement, dated as of August 2, 2013, by and among the Company, Paulson Advantage Master Ltd., Paulson Advantage Plus Master Ltd., Paulson Advantage Select Master Fund Ltd., Paulson Credit Opportunities Master Ltd. and PP Opportunities Ltd. (incorporated herein by reference to Exhibit No. 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed September 13, 2013 (File No. 333-190356)).

4.3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit No. 4.3 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, filed October 25, 2013 (File No. 333-190356)).

4.4	Form of Warrant Certificate (incorporated herein by reference to Exhibit No. 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed October 4, 2013 (File No. 333-190356)).

4.5	Warrant Agreement, dated as of June 22, 2012, among HMH Holdings (Delaware), Inc., Computershare Inc. and Computershare Trust Company, N.A. (incorporated herein by reference to Exhibit No. 4.5 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed October 4, 2013 (File No. 333-190356)).

4.6	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit No. 3.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, filed October 25, 2013 (File No. 333-190356)).

4.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit No. 3.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, filed October 25, 2013 (File No. 333-190356)).

4.8	Amended and Restated By-laws (incorporated herein by reference to Exhibit No. 3.1 to the Company’s Current Report on Form 8-K, filed November 19, 2013 (File No. 001-36166)).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the common stock.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages of this Part II).

(b) Financial Statement Schedules:

See our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference. All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required, are inapplicable or the information is included in the consolidated financial statements, and have therefore been omitted.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 30th day of April, 2015.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ Linda K. Zecher
	Name:	Linda K. Zecher
	Title:	President, Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda K. Zecher, Eric L. Shuman and William F. Bayers, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Linda K. Zecher	President, Chief Executive Officer	April 30, 2015
Linda K. Zecher	and Director
(Principal Executive Officer)

/s/ Eric L. Shuman	Executive Vice President and Chief	April 30, 2015
Eric L. Shuman	Financial Officer
(Principal Financial Officer)

/s/ Michael Dolan	Senior Vice President and Corporate	April 30, 2015
Michael Dolan	Controller
(Principal Accounting Officer)

/s/ Lawrence K. Fish	Director and Chairman of the	April 30, 2015
Lawrence K. Fish	Board of Directors

/s/ John R. McKernan, Jr.	Director	April 30, 2015
John R. McKernan, Jr.

/s/ John F. Killian	Director	April 30, 2015
John F. Killian

Signature	Title	Date

/s/ L. Gordon Crovitz	Director	April 30, 2015
L. Gordon Crovitz

/s/ Sheru Chowdhry	Director	April 30, 2015
Sheru Chowdhry

/s/ Jill A. Greenthal	Director	April 30, 2015
Jill A. Greenthal

/s/ E. Rogers Novak, Jr	Director	April 30, 2015
E. Rogers Novak, Jr.

/s/ Jonathan F. Miller	Director	April 30, 2015
Jonathan F. Miller

EXHIBIT INDEX

Exhibit No.	Description

2.1	Prepackaged Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code by and among Houghton Mifflin Harcourt Publishing Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers, LLC, Houghton Mifflin Holding Company, Inc., Houghton Mifflin, LLC, Houghton Mifflin Finance, Inc., Houghton Mifflin Holdings, Inc., HM Publishing Corp., Riverdeep Inc., A Limited Liability Company, Broderbund LLC, RVDP, Inc., HRW Distributors, Inc., Greenwood Publishing Group, Inc., Classroom Connect, Inc., Achieve! Data Solutions, LLC, Steck-Vaughn Publishing LLC, HMH Supplemental Publishers Inc., HMH Holdings (Delaware), Inc., Sentry Realty Corporation, Houghton Mifflin Company International, Inc., The Riverside Publishing Company, Classwell Learning Group Inc., Cognitive Concepts, Inc., Edusoft And Advanced Learning Centers, Inc. (incorporated herein by reference to Exhibit No. 2.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed September 13, 2013 (File No. 333-190356)).

2.2	Stock and Asset Purchase Agreement dated as of April 23, 2015, by and among Houghton Mifflin Harcourt Publishing Company, as Purchaser, Scholastic Corporation, as Parent Seller, and Scholastic Inc., as Seller (Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 24, 2015 (File No. 001-36166). Certain schedules and similar attachments to this Exhibit 2.2 have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the SEC upon its request.

4.1	Investor Rights Agreement, dated as of June 22, 2012, by and among HMH Holdings (Delaware), Inc. and the stockholders party thereto (incorporated herein by reference to Exhibit No. 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed September 13, 2013 (File No. 333-190356)).

4.2	Amended and Restated Director Nomination Agreement, dated as of August 2, 2013, by and among the Company, Paulson Advantage Master Ltd., Paulson Advantage Plus Master Ltd., Paulson Advantage Select Master Fund Ltd., Paulson Credit Opportunities Master Ltd. and PP Opportunities Ltd. (incorporated herein by reference to Exhibit No. 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed September 13, 2013 (File No. 333-190356)).

4.3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit No. 4.3 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, filed October 25, 2013 (File No. 333-190356)).

4.4	Form of Warrant Certificate (incorporated herein by reference to Exhibit No. 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed October 4, 2013 (File No. 333-190356)).

4.5	Warrant Agreement, dated as of June 22, 2012, among HMH Holdings (Delaware), Inc., Computershare Inc. and Computershare Trust Company, N.A. (incorporated herein by reference to Exhibit No. 4.5 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed October 4, 2013 (File No. 333-190356)).

4.6	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit No. 3.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, filed October 25, 2013 (File No. 333-190356)).

4.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit No. 3.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, filed October 25, 2013 (File No. 333-190356)).

4.8	Amended and Restated By-laws (incorporated herein by reference to Exhibit No. 3.1 to the Company’s Current Report on Form 8-K, filed November 19, 2013 (File No. 001-36166)).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the common stock.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages of this Part II).